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         Exhibit 10.10 Lease Agreement for CNB branch in Portland, Maine
         ---------------------------------------------------------------

                                 LEASE AGREEMENT


                          CERTAIN TERMS AND DEFINITIONS


Tenant:                  Camden National Bank

Landlord:                Milk Street Associates, LLC

Lease: This Lease Agreement between Tenant and Landlord dated as of July 24, 2001.

Building:                5 Milk Street and its walkways, parking lots, or
                         landscaped areas.

Premises:                East corner entry level, described on Exhibit A hereto.

Term:                    Five (5) years beginning on August 15, 2001 (the
                         "Commencement Date").

Base Rent:               Twenty-Seven Thousand Four Hundred Ninety-Six & 50/100
                         Dollars ($27,496.50) per year, payable in equal monthly installments of Two Thousand Two Hundred Ninety-One &
                         38/100 Dollars ($2,291.38), to be increased annually as provided herein.

Security Deposit:        None Required

Proportionate Share:     9.49%.

Monthly Charges:         The Base Rent payable on the first of each month during
                         the Term.

Rents: All payments by Tenant called for in the Lease, including Monthly Charges and Tenant's Proportionate Share of increases in Real Estate Taxes over Base Year Real Estate Taxes.


                RENTS; SECURITY DEPOSIT; SURRENDER ON TERMINATION

1.1  Lease of Premises; Rent. Landlord hereby rents and Tenant hereby leases
     -----------------------
from Landlord the Premises for the Term and on the other terms and conditions provided in this Lease. Tenant covenants and agrees to pay Monthly Charges to Landlord in monthly installments, in advance without demand, notice, or setoff on the first day of each month during the Term.

1.2  Annual Adjustments to Monthly Charges. Beginning on the first anniversary
     -------------------------------------
of the Commencement Date and on each succeeding anniversary thereafter, the Monthly Charges then in effect shall be increased by the annual percentage increase of the Boston CPI-W (or its successor index) between the two most recent months of May preceding each such adjustment.

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1.3  Increases in Real Estate Taxes. Landlord shall pay to the municipality all
     ------------------------------
Real Estate Taxes with respect to the Building and the Premises during the Term. `Real Estate Taxes' means the total of all taxes, general and special, ordinary and extraordinary, foreseen or unforeseen, including water and sewer taxes, assessments for public improvements and public services, that are assessed, levied or imposed with respect to the Building, including personal property to the extent that all elevators, air conditioning equipment, or similar building appurtenances for the use and benefit of the occupants of the building are classified as real estate for tax purposes. Tenant covenants and agrees to pay or cause to be paid to Landlord, as additional Rents, Tenant's Proportionate Share of the increase in Real Estate Taxes over Base Year Real Estate Taxes, notwithstanding the reason for or the cause, nature or character of such increases, with payment made by the later of (i) 15 days before such taxes are due and payable or (ii) within 15 days after Landlord shall have delivered to Tenant a statement setting forth Tenant's Proportionate Share of the increase in Real Estate Taxes for any particular tax period or portion thereof. `Base Year Real Estate Taxes' means $18,251.49 per one-half of a tax year.

1.4  Accounting for Rents Received; Late Payment Charge. All payments received
     --------------------------------------------------
from Tenant shall be applied to the oldest outstanding charges first. Landlord may charge as a late payment charge three percent (3%) of any payment herein required to be paid by Tenant which is more than five (5) days late.

1.5  Intentionally Deleted.
     ---------------------

1.6  Surrender on Lease Termination. On expiration of the Term or sooner
     ------------------------------
termination of the Lease, Tenant shall surrender the Premises to Landlord, broomclean, free of subtenancies, and in good condition and repair, reasonable wear and tear only excepted.

1.7  Intentionally Deleted.

                         TENANT'S RIGHTS AND OBLIGATIONS

     So long as Tenant pays the Rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the Premises without hindrance by or from Landlord. Tenant understands that Landlord will be making improvements, alterations and repairs to the Building and portions thereof from time to time.

2.1  Use. Tenant shall use the Premises only for a branch bank for Camden
     ---
National Bank. Tenant acknowledges its awareness that another tenant in the Building is a direct competitor of Acadia Trust/Gouws Capital Management (affiliates of Tenant hereinafter referred to as "Acadia"). Tenant acknowledges that neither Tenant's exterior signage nor any window signage at the Building may include reference to Acadia. Tenant may provide marketing materials related to Acadia to customers of Camden National Bank and its affiliates at the Premises and may conduct incidental Acadia business with such customers at the Premises as a convenience to such customers, but Tenant may not hold out the Premises to the public as an Acadia office.

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2.2  Compliance with laws. Tenant shall comply with any law, ordinance and
     --------------------
regulation, federal, state, county or municipal, now or hereafter in force, applicable to the Building or Premises relating to use or occupancy thereof. Tenant shall secure all necessary licenses and permits for the conduct of Tenant's business at its own expense.

2.3  Payment of personal property taxes. Tenant shall pay all personal property
     ----------------------------------
taxes, including inventory taxes, levied or assessed relating to the personal property and trade fixtures on the Premises belonging to Tenant or persons, firms or corporations other than Landlord.

2.4  No waste. Throughout the Term, Tenant shall keep the Premises, and the
     --------
appliances, improvements and fixtures therein, including but not limited to all glass, lighting fixtures and lamping, in good order and repair and in clean, safe, and sanitary conditions, reasonable wear and tear only excepted, subject to damage by fire, taking and insured casualty. All injury or damage to the Building or the Premises caused by Tenant or its agents, employees and invitees shall be repaired or replaced with materials of the same quality.

2.5  No Assignment or Subletting. Tenant shall not sublet, pledge, encumber or
     ---------------------------
assign this Lease without the prior written consent of Landlord on each occasion, which consent shall not be unreasonably withheld or delayed; any sublet, pledge, encumbrance or assignment without Landlord's consent shall be null and void. For a period of thirty days following receipt by Landlord of a request for the written consent to a subletting or assignment, Landlord shall have the right, exercisable by sending written notice to Tenant, to sublet or assign the same area to another at the lesser of the Base Rent stated in this Lease or the rate proposed in Tenant's sublet; upon Landlord's exercise of such right, Tenant shall be relieved of further liability arising under the Lease after the commencement date of the substitute tenant's term. In the event Landlord waives its right or lets thirty days pass, Tenant may sublet or assign such space upon the prior written consent of Landlord.

     Landlord's consent shall be deemed reasonably withheld if, without limitation, (i) the proposed assignment, sublease or other transfer would be for the conduct of a business which is not in keeping with the quality standards for tenants of the Building, or (ii) Tenant's proposed assignee, sublessee or other transferee is not, in Landlord's reasonable judgment, financially creditworthy, or (iii) Tenant is in default under this Lease, or (iv) Tenant's proposed assignee, sublessee or other transferee has failed or refused to agree to perform and observe all the terms, provisions, conditions and covenants of this Lease, or (v) Tenant's proposed assignee, sublessee or other transferee would burden the common areas and facilities to a greater extent than does Tenant or would require more or additional services, or ( vi) use by the proposed assignee, sublessee or other transferee would require structural changes to the Building or the Premises, or (vii) Tenant's proposed assignee, sublessee or other transferee is a governmental agency.


2.6  Restrictions.  Tenant covenants and agrees as follows, not to:
     ------------

     (i)    Injure or deface the Premises or Building.

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         (ii)   Place a load upon any floor of the Premises in excess of 50 pounds live load per square foot or in violation of what is allowed by law.

         (iii) Move heavy equipment, freight or heavy fixtures in or out of the Building except at such times and in such manner as Landlord shall designate after written request from Tenant.

         (iv) Serve food or drink to the public, permit loud or live music to be played in or about the Premises, or permit loud noises, offensive odors, or excessive vibrations that unreasonably interfere with the quiet and peaceful use and possession of the Building by other tenants, without the written consent of Landlord, which consent may be withheld for any reason. Tenant shall place and maintain business machines and mechanical equipment in such settings as will most effectively reduce noise and vibration.

         (v) Permit any person or firm not directly affiliated with Tenant to maintain a business location or a mailing address in, on or about the Premises.

         (vi) Permit the use of the Premises for any purpose other than set forth herein or put them to a use that may invalidate or increase the premiums for any insurance on the Building, its contents or other tenants, or which may require any alterations to the Building. Without waiving Tenant's obligation herein, if as the result of Tenant's conduct of its business Landlord or another tenant of the Building suffers an increase in the cost of such insurance premiums, Tenant shall immediately pay to the party suffering such increase the amount of such increase; but in no event shall such payment abrogate or waive Tenant's obligations under this subsection.

         (vii) Permit any pets on or about the Premises without the prior written consent of Landlord, which consent may be withheld for any reason.

         (viii) Receive, handle, use, store, treat, ship or dispose on, at, under or about the Premises or release therefrom any Hazardous Substance and shall defend and save Landlord harmless from any and all losses, claims, liabilities, judgments, damages (including exemplary or punitive), penalties, expenditures, costs and legal or other expenses which Landlord may suffer or incur as a direct or indirect result of Tenant's breach of this covenant. "Hazardous Substance" for purposes of the Lease shall mean any material, the generation, storage, handling or disposal of which is regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. or by the Maine Uncontrolled Hazardous Substance Sites Act, 38 M.R.S.A. Section 1361 et seq., as either may be amended or extended from time to time.

                        LANDLORD'S RIGHTS AND OBLIGATIONS

3.1      Finishes.  Landlord shall finish the Premises in accordance with the
         --------
provisions set forth under "Tenant Improvements" in Exhibit B attached hereto and made a part hereof. Tenant acknowledges that Tenant has inspected the Building and Premises, found them to be in satisfactory condition and repair and agrees to accept the Premises in "as-is" condition, except for the obligations which Landlord has agreed to undertake as set forth in Exhibit B. If the Premises are not substantially complete at the commencement of the Term through no fault of Tenant, Rents shall be abated until Landlord has substantially completed its work as set forth in Exhibit B.

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3.2   Services. So long as Tenant is not in default under any of the provisions
      --------
of this Lease, Landlord shall furnish the following services:

MSA   Heat and air conditioning to maintain the Premises at comfortable temperatures, except as otherwise required by law, executive order, rule or other regulation, during the regular business hours of the business day.

      Cold water in Premises bathroom for ordinary lavatory and toilet facilities (hot water to be provided by hot water heater at the Premises wired to Tenant's CMP meter).

      Cleaning and maintenance services for the exterior area of the Building and the common areas equal in scope, quality, and frequency to that provided in office and retail buildings in the City of Portland.

      Snow removal from sidewalks, parking lots, loading areas and access areas between parking lots and the Premises.

      Maintenance and repair of the roof, exterior walls, land areas, structure, heating, air conditioning and plumbing systems, primary electrical system (excluding electrical outlets and other electrical equipment installed by Tenant) and common areas and common facilities of the Building as necessary to maintain them in good order and condition; provided, however, that any such maintenance or repairs made necessary by the fault or neglect of Tenant or the employees, agents and invitees of Tenant shall be at the expense of Tenant, and any such maintenance or repairs of any equipment installed by or at the direction of Tenant or its employees or agents shall be at the expense of Tenant.

      Landlord shall not be liable to anyone for incidental or consequential damages for failure or interruption of the services described in the Lease due to accident, making repairs, alterations or improvements, labor difficulties, inability to obtain fuel, electricity, service or supplies from sources from which they are usually obtained for the Building, or any cause beyond the reasonable control of Landlord. No such failure or interruption shall be construed as an eviction of Tenant, nor work an abatement of any of the Rents, nor relieve Tenant from Tenant's obligations under this Lease.

3.3   Rights.  Landlord reserves the right to:
      ------
      (i) install and maintain a sign or signs on the exterior of the Building. All Tenant signage will be subject to the reasonable approval of Landlord; (also see Section 2.1).

      (ii) name the Building and to change the name or street address of the Building after reasonable notice to Tenant.

      (iii) restrict and control in a reasonable manner all sources from which Tenant may obtain maintenance services for the Premises and any service in or to the Building and its tenants.

      (iv) if Tenant has already vacated the Premises, decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy during the last ninety (90) days of the Term, without affecting Tenant's obligation to pay Rents.

      (v) Landlord shall not retain keys to the Premises; Tenant agrees to pay immediately the cost to repair damage caused by forced entry to the Premises by Landlord or its agents in the event that Landlord reasonably believes an emergency condition exists at the Premises and Landlord is unable to gain access to the Premises through Tenant within

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what Landlord deems a reasonable period at the time of the real or perceived emergency. Tenant shall not modify any locks to the Premises, other than rekeying, without the prior consent of Landlord.

      (vi) enter the Premises at reasonable times (1) to examine, inspect and maintain the Building, install equipment and make improvements, (2) in so doing, to temporarily suspend operation of entrances, corridors, elevators and other facilities, but in such a manner as to cause the least inconvenience practicable, and (3) to show the Premises to prospective purchasers and mortgagees, and to show the Premises to prospective tenants during the three months preceding the expiration of this Lease. Landlord may enter upon the Premises and exercise any and all of Landlord's rights without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.

      (vii) promulgate from time to time and enforce reasonable rules and regulations for the use and the occupancy of the Building by the tenants, and Tenant agrees to comply with such rules and regulations.

                    ALTERATIONS; EQUIPMENT; PERSONAL PROPERTY

4.1   Alterations. Tenant shall not make any alterations or additions, including
      -----------
but not limited to wall coverings, floor coverings and special light installations, or permit the making of any holes in any part of the Building, or paint or place any signs, curtains, shades, awnings, aerials or flagpoles or the like which are visible from outside of the Premises, without on each occasion obtaining prior written consent of Landlord.

      Tenant shall procure all necessary permits before undertaking any improvements, do all of such work in a good and workmanlike manner, employing material of good quality, comply with all governmental requirements, and promptly pay when due the entire cost of any work performed on its behalf. Tenant shall not permit any mechanics' or other liens to be placed on the Premises. Tenant covenants and agrees to indemnify and hold harmless Landlord for any and all charges, expenses, claims and liens of any nature (including payment of reasonable attorney's fees to enforce this provision) and any and all liability arising out of or in connection with any improvements, changes, or additions made by or on behalf of Tenant, or any lien arising thereby.

      Any alteration, addition or improvement made by Tenant and any fixtures installed as a part thereof, except movable trade fixtures, shall at Landlord's option become the property of Landlord upon the expiration or other sooner termination of this Lease; provided, however, that Landlord shall have the right to require Tenant to remove such fixtures at Tenant's expense.

      Landlord is aware of Tenant's interest in installing a night deposit box at the Premises and agrees to work with Tenant to try to find a suitable installation for such night deposit, consistent with the design, construction, use, appearance and historic nature of the building.

4.2   Equipment and Movable Trade Fixtures. Tenant may install equipment and
      ------------------------------------
movable trade fixtures necessary to carry on its business on the Premises. All such equipment and movable trade fixtures shall remain the personal property of Tenant, and shall be removed by Tenant at any time before the end of the Term, and Tenant shall promptly repair at its own expense any damage to the Premises by reason of such removal. Landlord may require reasonable security from

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Tenant before commencement of any such removal. Unless Tenant and Landlord have otherwise previously agreed, any personal property of Tenant left in the Premises after the Lease term shall be deemed abandoned, and Landlord may have such personal property removed and disposed of in Tenant's name and at Tenant's expense.

                  INSURANCE; INDEMNIFICATION; CASUALTY; DAMAGE

5.1   Insurance. Throughout the Term, Tenant shall maintain for the mutual
      ---------
benefit of Landlord and Tenant comprehensive general liability insurance (with broadened liability endorsement) with a combined limit of not less than $1,000,000 and shall keep the contents of the Premises insured against loss or damage by fire and any of the casualties included in All Risk insurance coverage in an amount not less than the full insurable value thereof. All insurance policies shall be placed with recognized insurers qualified to do business in the State of Maine, shall name Tenant, Landlord and Landlord's managing agent, if any, as insureds as their respective interests may appear, shall contain such language as appropriate to avoid the effect of the co-insurance provisions of such policies, and shall contain an agreement by the insurers that such policies shall not be cancelled without at least ten (10) days prior written notice to Landlord. Landlord shall be provided with copies of all policies.

5.2   Release. Landlord and Tenant each hereby release each other from liability
      -------
for damage to property of the other to the extent of insurance required to be maintained hereunder occurring at the Premises or the Building, or in any manner growing out of or connected with Tenant's or Landlord's use and occupation of the Premises and Building, or the condition thereof, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licensees, or assignees.

5.3   Indemnification. Tenant covenants and agrees forever to save and hold
      ---------------
Landlord and its managing agent harmless from and against all claims for damage to or loss of property, and all claims for injuries to or death of persons, in or about the Premises caused by the negligence, or willful act or omission of Tenant, or its agents, employees, invitees or guests, and/or resulting from Tenant's failure to observe or comply with any of Tenant's obligations undertaken in this Lease; including without limitation all costs of defending against such claims and in enforcing this indemnity provision, including reasonable attorneys' fees for such purposes. The minimum insurance limits above shall not be deemed to limit or restrict in any way Tenant's liability ensuing under or out of this Lease.

5.4   Casualty. If the Premises or the Building or any part of either shall be
      --------
damaged by fire or other casualty, rendering either untenantable in whole or in part, then this Lease shall terminate at the election of Landlord. If Landlord shall elect not to terminate this Lease then Landlord shall cause the Premises or the Building to be put in proper condition for use and occupation and during such period the Rents shall be reduced in proportion to the extent the Premises are rendered untenantable; provided, however, that Landlord's obligation to put the Premises or the Building in proper condition for use and occupation shall be limited to the amount of net proceeds from any insurance policy or policies.

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Notwithstanding the above, if Landlord shall not have returned the Premises to substantially the same condition as prior to the casualty within 120 days of the casualty, then Tenant shall have the right to terminate the Lease on 7 days advance notice to Landlord, unless the Premises shall be returned to substantially the same condition as prior to the casualty within such 7 day period.

5.5   Condemnation. If the Premises or the Building or any part of either shall
      ------------
be taken by the exercise of the right of eminent domain then this Lease shall terminate at the election of Landlord. If Landlord shall elect not to terminate this Lease and a substantial portion of the Premises is taken, Tenant may elect to terminate this Lease upon thirty (30) days written notice to Landlord. If neither party terminates, Landlord shall put the Premises or Building in proper condition for use and occupation and during such period the Rents shall be reduced in proportion to the extent the Premises are rendered untenantable; provided, however that Landlord's obligation to put the Premises or Building in proper condition for use and occupation shall be limited to the amount of net proceeds from the receipts of the condemnation.

      Landlord hereby reserves and Tenant hereby assigns to Landlord, all rights to recovery for damages to the Premises or the Building and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking or condemnation. Nothing contained herein shall be deemed or construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority. If Landlord shall not have returned the Premises to substantially the same condition as prior to the condemnation within 120 days of the effective date of the condemnation, then Tenant shall have the right to terminate the Lease on 7 days advance notice to Landlord, unless the Premises shall be returned to substantially the same condition as prior to the effective date of the condemnation within such 7 day period.

5.6   Liability For Damage to Personal Property and Person. All personal
      ----------------------------------------------------
property of Tenant, its employees, agents and invitees in the Premises or Building shall be and remain at their sole risk. Landlord shall not be liable for any damage to or loss of such personal property arising from any willful or negligent act or omission of any person, or from any cause other than any damage or loss resulting directly from the negligence of Landlord. Landlord shall not be liable for any interruption or loss to Tenant's business, and shall not be liable for any personal injury to Tenant, its employees, agents, or invitees, arising from the use, occupancy and condition of the Premises or Building other than from the willful or negligent act of Landlord. Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any loss or damage to personal property, or injury to person, whether or not the result of Landlord's negligence, to the extent that Tenant is compensated therefor by Tenant's insurance.

                              DEFAULT AND REMEDIES

6.1   Tenant's Default. It shall be an event of default if:
      ----------------

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     (i)   Tenant shall fail to pay any installment of any Rents within five (5)
calendar days after written demand, provided that no such demand shall be required if at least two such demands have been given within one calendar year of the due date of the most recent unpaid installment of Rents,

     (ii) Tenant shall default in the faithful observance or performance of any other covenant to be performed or observed by Tenant under this Lease for ten
(10) or more calendar days after Landlord shall give to Tenant notice of such default and a demand to cure the same,

     (iii) the Premises shall be abandoned or vacated by Tenant, or the estate hereby created shall be taken by process of law, or

     (iv) there shall be filed by or against Tenant a petition under any Chapter or Chapters of the Bankruptcy Code of the United States or any other insolvency proceeding relating to the debts of Tenant shall be brought by or against Tenant, or Tenant shall make an assignment for the benefit of creditors, or shall be insolvent or unable to pay its debts as they mature or a receiver shall be appointed for Tenant or any substantial part of its property.

6.2  Remedies.  Upon Tenant's default, Landlord may:
     --------

     (1)  terminate the Lease by written notice to Tenant;

     (2)  re-enter and repossess any or all of the Premises;

     (3) declare the entire balance of the Rents for the remainder of the Term to be due and payable immediately, and collect such balance in any lawful manner (accelerated payments hereunder shall constitute payment of Rents in advance and not a penalty or forfeiture or liquidated damages);

     (4) relet all or a portion of the Premises for all or a portion of the Term either in Landlord's own name or as agent for Tenant and collect and receive the rents therefor;

     (5)  collect Rents directly from any subtenant or assignee; or

     (6) pursue any combination of such remedies and/or any other right or remedy available to Landlord on account of such event of default under this Lease or at law or in equity.

     In the event of reletting, Tenant shall have no right to any surplus which may be derived by Landlord from any such reletting. Tenant hereby grants Landlord the right, after Tenant's default, to relet on such terms and conditions as are acceptable to Landlord in its sole and absolute discretion (including offering concessions or incentives such as free rent or tenant fit-up), and Tenant acknowledges that its obligation under the Lease shall not be diminished by any concessions or incentives in the form of free rent or otherwise either offered or refused to be offered by Landlord. Anything in this Lease or applicable law to the contrary notwithstanding, upon Tenant's default Landlord shall not have any duty or obligation to relet any or all of the Premises in lieu of other vacant space in Landlord's inventory, or any liability to Tenant or any other person for any failure to Lease the Premises or to collect any rent or other sum due from any such reletting. Landlord acknowledges its obligation to mitigate damages in its reletting activities. In the event that Rents have not been accelerated pursuant to (3) immediately above, upon reletting Tenant shall pay to Landlord (i) the installments of Rents accruing during the remaining Term, had this Lease not been terminated, less any monies received by Landlord with respect to such remainder from such reletting of any or all of the Premises, (ii) the cost to Landlord of any such reletting

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(including, without limitation, any attorneys' fees, leasing or brokerage commissions, repair or improvement expenses and any other expenses in connection with such reletting), and (iii) any other sums for which the Tenant is liable under the Lease.

     Nothing herein contained shall limit or prejudice Landlord's right to prove for and obtain as damages, by reason of such termination, an amount equal to the maximum allowed by law.

     On the occurrence of an event of default, Tenant shall, immediately on its receipt of a written demand therefor from Landlord, reimburse Landlord for (a) all expenses (including, without limitation, any and all repossession costs, management expenses, operating expenses, legal expenses and attorneys' fees) incurred by Landlord (i) in curing or seeking to cure any event of default and/or (ii) in exercising or seeking to exercise any of the Landlord's rights and remedies under the provisions of this Lease or in law or equity on account of any event of default, and/or (iii) otherwise arising out of any event of default, plus (b) interest on all such expenses at New York base rate plus 3%, all of which expenses and interest shall be additional Rents and shall be payable by the Tenant immediately on demand therefor by the Landlord.

     Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, and except as is herein otherwise provided, Tenant, for itself and all persons claiming through or under Tenant (including any leasehold mortgagee or other creditors), also waives any and all right of redemption or re-entry or repossession in case Tenant is dispossessed by a judgment or warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter," "re-enter," "entry," or "re-entry" as used in this Lease are not restricted to their technical legal meanings.

6.3  Landlord's Right to Cure. If Tenant defaults in making any payment or in
     ------------------------
doing any act required by this Lease, Landlord may, but shall not be required to make such payment or do such act, and the amount of the expense thereof, with interest thereon at the annual rate of fifteen percent (15%) from the date paid by Landlord, shall be payable with the next monthly installment of Rents. Landlord's payment in such case shall not be deemed to cure the default.


                             MORTGAGE LENDER ISSUES

7.1  Subordination; Attornment. Landlord may at any time assign, encumber,
     -------------------------
pledge or hypothecate this Lease, which shall be subject and subordinate at all times to the lien of existing mortgages and of mortgages which hereafter may be made a lien on the Building or the Premises, provided that the holder of such mortgage enters into an agreement with Tenant by the terms of which such holder agrees not to disturb Tenant in its possession of the Premises so long as Tenant continues to perform its obligations hereunder and, in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept Tenant as Tenant of the Premises under the terms and conditions of this Lease. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless, promptly execute and deliver such further instruments subordinating this Lease and Tenant's interests herein to the lien of any such mortgages as may be desired by the mortgagee (consistent with such mortgage holders non-

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


disturbance obligation to Tenant). If required by the mortgagee, Tenant shall agree not to prepay rent more than ten (10) days in advance, to provide said mortgagee with notice of and reasonable opportunity to cure any defaults by Landlord, and not to amend, modify or cancel this Lease without mortgagee's written consent, and Tenant agrees to recognize such holder or any other person acquiring title to the Premises as having the rights of Landlord and to attorn to said holder or other person if requested.

7.2  Estoppel Certificates. Tenant and Landlord agree, at any time and from time
     ---------------------
to time, upon at least five (5) days prior written notice, to execute, acknowledge and deliver to Landlord or its mortgagee or to Tenant, as the case may be, a statement in writing (i) certifying that this Lease has been unmodified since its execution and is in full force and effect (or if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (ii) stating the dates, if any, to which the Rents hereunder have been paid by Tenant, (iii) stating whether or not, to the knowledge of Tenant or Landlord, there are then existing any defaults under this Lease (and, if so, specifying the same), and (iv) stating the address to which notices to Tenant or Landlord should be sent. Any such statement delivered pursuant hereto may be relied upon by Tenant, Landlord or any prospective purchaser or mortgagee of the Building or any part thereof or estate therein.

7.3  Assignment of Rents. With reference to any assignment by Landlord of
     -------------------
Landlord's interest in this Lease, or the Rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage of the Premises, Tenant agrees: (i) that the execution thereof by Landlord, and the acceptance thereof by such holder, shall never be deemed an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by written notice sent to Tenant, specifically otherwise elect; and (ii) that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage or the taking of possession of the Premises.

                             LIMITATION ON LIABILITY

8.1 Notwithstanding any other provisions of this Lease, Tenant agrees to look solely to Landlord's interest in the Building and any applicable insurance coverage of Landlord for recovery of any judgment from Landlord; it being agreed that Landlord is not personally liable for, and its other assets are not subject to, any such judgment. The provision contained in the foregoing sentence shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or its successors, or any other action not involving the personal liability of Landlord.

                            MISCELLANEOUS PROVISIONS

9.1  Joint Liability. If Tenant is more than one person or party, Tenant's
     ---------------
obligations shall be joint and several. Unless repugnant to the context, "Landlord" and "Tenant" mean the person or persons, natural or corporate, named above as Landlord and Tenant respectively, and their respective heirs, executors, administrators, successors and assigns.

9.2  Non-Liability of Landlord's Agent. Tenant agrees that Landlord's property
     ---------------------------------
manager (currently Fore River Management Company) is serving solely as Landlord's agent and shall not in any event be liable to Tenant for the fulfillment or non-fulfillment of any of the terms or conditions of this Lease or for any actions or proceedings that may be taken by Landlord against Tenant or by Tenant against Landlord.

9.3  Memorandum of Lease. Landlord and Tenant agree that this Lease shall not be
     -------------------
recordable. If Tenant desires, Landlord and Tenant shall enter into a Memorandum of Lease in recordable form, setting forth such terms as are necessary under the laws of Maine providing for the recording of memoranda of leases.

9.4  Holdover. (a) Any holdover by Tenant beyond the end of the Term provided
     --------
for elsewhere in the Lease shall be automatically deemed to be a renewal election made by Tenant and accepted by Landlord for a renewal term (and not a tenancy at will) of one month, unless Landlord shall have previously notified Tenant that the Lease shall terminate at the end of the Term otherwise specified under the Lease, in which case the Lease shall so terminate. During any renewal pursuant to this section, Rents shall be increased on the Commencement Date anniversary by the most recently reported year to year changes in the Boston CPI-W as provided in the Lease, and other terms and conditions of the Lease shall apply.

     Upon the commencement of any one month renewal term pursuant to this subsection, Landlord and Tenant shall be deemed to have agreed to additional consecutive one month renewal terms until either party shall terminate the Lease on a minimum of 30 and a maximum of 60 days advance notice given at any time to the other party, (which termination date need not be at the end of a one month renewal term).

     (b)   Unauthorized Holdover. In the event that Tenant (or any subtenant or
           ---------------------
other person occupying all or part of the Premises) fails to quit the Premises immediately upon the effective date of termination of the Lease, Tenant hereby covenants to save and hold Landlord harmless against all direct or consequential damages, costs or losses suffered by Landlord arising out of such failure to quit, including without limitation, all costs associated with Landlord's regaining of possession of the Premises, all costs, liability or loss of rents arising out of Landlord's inability or delay in commencing renovations or delivering the Premises to a new tenant, and Landlord's reasonable attorney's fees arising out of such failure to quit or in enforcing this indemnity provision.

9.5  Invalidity. If any provision of this Lease or its application to any person
     ----------
or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

9.6  No Waivers. No acceptance by Landlord of a lesser sum than of the Rents
     ----------
then due shall be deemed to be other than on account of the earliest installment of such Rents due, nor shall any endorsement or statement on any check or any letters accompanying any check or payment as Rents be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

        No failure to act by either party shall be deemed to be a waiver by said party of any of its rights hereunder, and no waiver or consent by either party shall be deemed a waiver of such provision or of a subsequent breach or consent to the same or any other provision. Any and all rights and remedies which either party may have at law or in equity upon any breach shall be distinct, cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by a party or not, shall be deemed to be in exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

9.7     Entire Agreement. No oral statement or prior written matter shall have
        ----------------
any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This Lease shall not be modified or cancelled except by writing subscribed by all parties. Landlord and Tenant agree that the provisions of Rider(s) 1 & 2 attached hereto are incorporated herein and form a part hereof.

9.8     Governing Law; Waiver of Jury Trial. This Lease and the performance
        -----------------------------------
thereof shall be governed, interpreted, construed and regulated by the laws of the State of Maine. Landlord and Tenant have mutually agreed that they have waived trial by jury in any proceeding brought by either party against the other arising out of this Lease.

9.9     Headings.  Headings and sub-headings are for convenience only, and shall
        --------
not be considered a part of this Lease.

9.10    Notices. All notices and other communications authorized or required
        -------
hereunder shall be in writing and shall be given by mailing the same by overnight mail, by facsimile transmission, by hand delivery, by certified mail or registered mail, return receipt requested, postage prepaid, or by facsimile transmission, with a copy by certified or registered mail, return receipt requested. Any such notice or communication shall be effective, in the case of overnight mail, one business day after said notice is deposited with the overnight carrier, in the case of facsimile transmission, upon completion of transmission, in the case of hand delivery, upon acceptance at the office of Landlord or Tenant, in the case of mailing, three calendar days after said notice is deposited in the United States mail as aforesaid. If intended for Landlord, the same shall be mailed to Landlord at:

                           Milk Street Associates, LLC
                                  5 Milk Street
                                  P.O. Box 7525
                              Portland, Maine 04112
                              Fax # (207) 772-9078

or at such other address as Landlord may hereafter designate by notice to Tenant. If intended for Tenant, the same shall be mailed to Tenant at:

                              Camden National Bank
                                  2 Elm Street
                                   PO Box 310
                                Camden, ME 04843
                              Attn: Danny Swindler
                              Fax # (207) 236-____

or at such other address or addresses as Tenant may hereafter designate by notice to Landlord.

     IN WITNESS WHEREOF, the said Landlord has executed this Lease in its name and sealed with its seal by Fore River Company, its Manager Member hereunto duly authorized by __________, its __________ the said Tenant has executed this Lease in its name and sealed with its seal all on the day and year first above written.

SIGNED, SEALED and DELIVERED
In the Presence of:                      MILK STREET ASSOCIATES, LLC
                                         Fore River Company, its Manager Member



_____________________________________    By:____________________________________

                                         Its:



                                         Camden National Bank


_____________________________________    By:____________________________________

                                         Its:

Rider 1 to the Lease dated July 24, 2001 between Milk Street Associates, LLC, as Landlord, and Camden National Bank, as Tenant (the "Lease").

Renewal
-------

In consideration of the covenants of the Tenant herein contained, Landlord hereby grants to Tenant (but not to any assignee or sublessee of Tenant) the irrevocable right and option to renew and extend the Lease and term for two renewal terms of 24 months, said renewal terms to commence upon the expiration of the initial term of the Lease, but said right and option shall be exercisable only if Tenant is not in default on the Lease at the time of exercise. Tenant may exercise the right and option to renew only by notice to Landlord in writing delivered to Landlord at least 90 days before the commencement date of said renewal terms. The Base Rent reserved for the said renewal terms shall be the Base Rent in effect for the last month of the original term of the Lease, adjusted during the renewal terms as provided in the Lease, treating the commencement date of the renewal period as an anniversary of the Commencement Date for such purposes. In addition, Tenant shall pay Tenant's Proportionate Share of increases in Real Estate Taxes over Base Year Real Estate Taxes. Rents shall be payable in consecutive monthly installments in advance, on the first day of each and every month of the renewal terms. Said renewal terms shall be subject to the same terms and conditions as the initial term. Terms not defined in this rider shall have the meaning set forth in the Lease.

Witness:                                   Milk Street Associates, LLC
                                           Landlord


__________________________________         By __________________________________

                                           Its:




                                           Camden National Bank
                                           Tenant


__________________________________         By __________________________________

                                           Its:

Rider 2 to the Lease dated July 24, 2001 between Milk Street Associates, LLC, as Landlord, and Camden National Bank, as Tenant (the "Lease").

Right of First Offer
--------------------

Upon the first availability for lease of the adjacent ground floor premises at the corner of Milk and Silver Streets during the Term of Tenant's Lease (including any renewal thereof), Landlord shall notify Tenant (but not any sublessee or assignee of Tenant) that the space is available, the Base Rent at which it will be offered for lease, and the term of the lease, including any options.

Tenant will have a period of two weeks after notice from us to accept or reject the proposed lease; in the event Tenant accepts, a lease substantially in the form of the lease originally signed, with the rate and term specified in Landlord's notice to Tenant must be signed within that two week period. If Tenant rejects an offer to lease the space or fails to sign a lease within such period, Tenant will have no further rights of offer with respect to that space, except as provided below.

If at the time of Tenant's rejection, Tenant notifies Landlord that Tenant would enter into the offered lease but for the Base Rent proposed by Landlord, and Tenant specifies a Base Rent at which Tenant would lease the space, Landlord will be further obligated to re-offer the space to Tenant before offering the space to another prospective tenant at or below the rate specified by Tenant. Upon such subsequent offer, Tenant would have an additional week to accept this subsequent offer and sign a lease or reject it.

Tenant's right of first offer will be subordinate to the right of the existing tenant to extend the term of its lease. Landlord will have no obligation to make an offer to Tenant in the event Tenant is in default at the time the offer would otherwise be required to be made.

Witness:                                   Milk Street Associates, LLC
                                           Landlord


__________________________________         By __________________________________

                                           Its:




                                           Camden National Bank
                                           Tenant


__________________________________         By __________________________________

                                           Its: